EXHIBIT 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about May 4, 1999) pertaining to the Trinity Industries, Inc. 1998 Stock Option and Incentive Plan of our report dated May 6, 1998, with respect to the consolidated financial statements of Trinity Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1998; and the related financial statement schedules included therein filed with the Securities and Exchange Commission.


                                                        /s/    Ernst & Young LLP

Dallas, Texas
May 3, 1999